UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2008

ARGYLE SECURITY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2008, Argyle Security, Inc. entered into an agreement with Tatum, LLC, effective as of January 1, 20008. Tatum is an entity of which the company’s Chief Financial Officer, Don Neville, is a partner. In the agreement, Tatum agreed to make the services of Mr. Neville available to Argyle on a permanent basis based upon the terms and conditions contained in the agreement. Pursuant to the agreement, Argyle will pay Tatum a $70,000 signing fee as well as 35% of Neville’s 2008 bonus. In addition, Argyle will pay Tatum a resource fee of $1,000 per month during the term of the agreement. The other terms of Mr. Neville’s employment with Argyle, including his base salary, remain the same.

Item 9.01 Financial Statements and Exhibits.

Financial Information

In its Form 8-K filed January 8, 2008, Argyle indicated that it would file financial statements and pro forma financial information related to the acquisition of the assets of Peterson Detention, Inc. by Argyle’s wholly owned subsidiary, ISI Detention Contracting Group, Inc. by March 19, 2008. Upon completion of an audit of the balance sheet for assets and liabilities acquired from Peterson Detention and subsequent to adjustments to the balance sheet recommended by the company’s independent auditors, the company has determined that Peterson Detention would not constitute a material subsidiary and Argyle is therefore not required to file separate financial statements and pro forma financial information regarding the acquisition.

Exhibits

Exhibit No.     Description

10.1        Permanent Executive Services Agreement between Argyle and Tatum, LLC, dated effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: March 17, 2008	By:	/s/ Donald F. Neville
Name: Donald F. Neville Title: Chief Financial Officer

Exhibit Index

Exhibit No.     Description

10.1          Permanent Executive Services Agreement between Argyle and Tatum, LLC, dated effective January 1, 2008.